Exhibit 10.6

OBA Bank

Incentive Compensation Program

July 1, 2009 – June 30, 2010

I.	PROGRAM PHILOSOPHY

OBA Bank’s Incentive Compensation Program is designed to recognize and reward those employees who make the greatest contribution to the success of the Bank, in terms of the organization’s Mission Statement and Goals. The Program reinforces the organization’s values and recognizes the performance level of employees. It is designed to stimulate the accomplishment of the organization’s strategic plans and solutions to the organization’s challenges while reinforcing the Bank’s commitment to total quality management, service excellence and pay-for-performance.

II.	PROGRAM POLICY

A.	The Incentive Compensation Program is structured in two levels:

1) Individual Incentive Matrices: Incentive awards for Senior Management, Department Managers, Business Development Officers and Branch Managers will be based on performance objectives detailed in their individual incentive matrix.

2) All Other Individual Incentive Awards: Incentive awards for all other exempt and nonexempt staff will be based on a combination of the Organization’s Financial Performance and the attainment of Individual Performance Objectives.

III.	PROGRAM DESCRIPTION

A.	Organizational Level Awards

The categories that will be used to determine the financial performance of the Bank and the basis of all Organizational Level Incentive Awards are: 1) Capital Adequacy, 2) Asset Quality, 3) Management, 4) Earnings & 5) Liquidity & Sensitivity a/k/a CAMELS.

Target goals will be established annually. Point values will be assigned to each Target goal. The total number of points that can be earned at the

20300 Seneca Meadows Parkway  ¡   Germantown, MD 20876  ¡  Phone (301) 916.0742

OBA Bank

Organizational Level is 100. A Minimum of 50 points must be achieved in order to receive any points at the Organizational level.

Refer to Exhibit A attached hereto.

B.	Individual Incentive Matrices

Individual incentive matrices have been developed based on functional job titles. The amount of Incentive Compensation as a percent of base compensation varies by functional title and is set annually based on the needs of the Organization. Points are awarded based on the attainment of pro-rated specific organizational and individual goals.

C.	All Other Individual Incentive Awards

All individuals who do not have an individual matrix will be eligible for an incentive award based on a combination of Organizational level performance and individual level performance ratings.

1.	Organization Level Awards

The maximum number of points awarded for Organizational Level Awards is 50. The amount of each award meeting the minimum points requirement and will be determined by multiplying the actual number of points achieved at the Organizational level by 50%.

2.	Individual Level Awards

Individual Incentive Awards will recognize those employees whose performance is Fully Achieved Requirements (FAR) or Exceeded Requirements (ER). It will also recognize those employees who provide Exceptional Quality Service to both internal and external customers.

However, if the Net Income goal is not met, no incentive award will be distributed on the Organizational Level, regardless of the points earned in the other categories. Under the Incentive/Bonus Compensation Program this would mean that no Individual Level Awards would occur and thus no Bonus/Incentive would be awarded at any level in the Bank.

However, the President/CEO in reviewing why the Net Income goal was not met may decide to Award the Individual Level Bonus/Incentives. He may change the dollar amounts of points, if appropriate, to reflect the fact that the Bank did not meet its goals.

20300 Seneca Meadows Parkway  ¡   Germantown, MD 20876  ¡  Phone (301) 916.0742

OBA Bank

IV.	ALLOCATION METHOD

A.	Individual Incentive Matrices:

1.	Incentive Awards will be awarded annually in July.

2.	Incentive Awards will be awarded on the following points allocation:

a.	Executive Officer Matrices will consist of Organizational level goals only.

b.	All other Incentive Matrices will be divided between two components: organizational goals and specific individual goals. The functional title will determine the division. The total points for all Categories will equal 100.

c.	A minimum of 50% of the aggregate points available for achieving organizational level goals must be attained in order to receive an incentive payment for that component. Please refer to III.A.

d.	A minimum of 50% of the aggregate points available for achieving specific individual goals must be attained in order to receive an incentive payment for that component.

3.	Full-time Employees must have completed 6 consecutive months of employment to be eligible to receive an incentive award. The award would be pro-rated based on number of months employed.

B.	All Other Individual Incentive Awards Point Values

1.	Incentive Awards will be awarded annually in July, based on meeting the Organization Level goals. The CEO of the Bank may decide to award Individual Level Awards even if the Organization Level goals were not met.

2.	Incentive Awards will be based on the following points allocation:
Organization Level Awards = 50 points
Individual Level Awards = 50 points

3.	Within the Organization Level the 50 points will be calculated by multiplying the total number of points achieved for attaining Organizational goals by 50% subject to at least 50 points being earned at the organizational level.

20300 Seneca Meadows Parkway  ¡   Germantown, MD 20876  ¡  Phone (301) 916.0742

OBA Bank

4.	Only employees who’s most recent Performance Rating is Exceeds Requirements (ER) or Fully Achieved Requirements (FAR) would be eligible for Individual and Organization Awards. Full-time Employees must have completed 6 consecutive months of employment to be eligible to receive an incentive award. The award would be pro-rated based on number of months employed.

Part-time employees who have completed 6 consecutive months of employment-based on performance will be eligible to receive a Bonus/Incentive Award at 50% of the value. (e.g. FAR = 90 pts @ $30.00 per point = $2,700 @ 50% = $1,350)

5.	Within the Individual Level the 50 points will be divided with a rating of ER = 50 points or FAR = 40 points unless the employee has a specific incentive matrix, in which case, the matrix will govern the bonus amount.

*V.	Point Values for 2008 – 2009

A.	Senior Management Staff (EVP-Support Division, EVP-Sales Division, SVP/CFO and VP-HR/Compliance), Business Development Officers (including Business/Retail Banking Group Managers & VP-Residential Lending Manager), Branch Managers, and Department Managers (VP-Information Security, VP-Controller, VP-Loan Administration Manager, VP-Secondary Market Specialist, VP-Marketing, AVP-Customer Support Manager & AVP-Credit Manager) – will be based on the attached Matrices.

B.	All Other Exempt Staff -

1 Point = $40.00 (Max. $4,000)

C.	All Other Employees -

1 Point = $ 30.00 (Max. $3,000)

*NOTE: a)	Percentages for employees with individual matrices and point values for all other employees would change from year to year based on the Bank’s budget and net income but could be increased/decreased depending on success/failure at achieving goals & profitability.

b)	Bonus percentage would be calculated on base salary prior to performance - based increase being added. All Bonuses would be lump sum payment, less taxes.

20300 Seneca Meadows Parkway  ¡   Germantown, MD 20876  ¡  Phone (301) 916.0742

OBA Bank

Organizational Level Goals

CATEGORIES	%	TARGET

CAPITAL ADEQUACY
Risk Based Capital Ratio	10	20.39%

ASSET QUALITY
NPLs/Total Loans	10	0.20%
Net Charge-offs/Total Loans	5	0.20%
Reserves/Total Loans	5	0.58%

MANAGEMENT
Training Hours/FTE	5	18
Repeat Compliance Violations	5	0
Repeat Audit Findings	5	0
Asset Growth Rate	10	7.78%

EARNINGS
Net Interest Margin	5	3.24%
Non Interest Expense/AA	5	2.79%
Net Income	25	$626K

LIQUIDITY & SENSITIVITY
Noninterest Bearing/Total Deposits	5	7.64%
Earning Assets/Costing Liabilities	5	116.65%

Percent/Points	100

20300 Seneca Meadows Parkway  ¡   Germantown, MD 20876  ¡  Phone (301) 916.0742

2009-2010 Support

CATEGORIES	%/Points	12 Month Budget

Organizational Goals – 80%

CAPITAL ADEQUACY
Risk Based Capital Ratio (Total Quarterly)	8	20.39%

ASSET QUALITY
NPLs/Total Loans	8	0.20%
Net Charge-offs/Total Loans	4	0.20%
Reserves/Total Loans	4	0.58%

MANAGEMENT
Repeat Compliance Violations	4	0.00%
Repeat Audit Findings	4	0.00%
Asset Growth Rate	8	7.78%
Training Hours/FTE	4	18

EARNINGS
Net Interest Margin	4	3.24%
Non Interest Expense/AA	4	2.79%
Net Income	20	$626,000

LIQUIDITY & SENSITIVITY
Noninterest Bearing/Total Deposits	4	7.64%
Earning Assets/Costing Liabilities	4	116.65%

Percent/Points	80

Departmental Goals – 20%

Performance Plan	20	FAR

Percent/Points	100	100
% Base Salary		6

2009-2010 Executive

CATEGORIES	%/Points	12 Month Budget

Organizational Goals – 100%

CAPITAL ADEQUACY
Risk Based Capital Ratio (Total Quarterly)	10	20.39%

ASSET QUALITY
NPLs/Total Loans	10	0.20%
Net Charge-offs/Total Loans	5	0.20%
Reserves/Total Loans	5	0.58%

MANAGEMENT
Repeat Compliance Violations	5	0
Repeat Audit Findings	5	0
Asset Growth Rate	10	7.78%
Training Hours/FTE	5	18

EARNINGS
Net Interest Margin	5	3.24%
Non Interest Expense/AA	5	2.79%
Net Income	25	$626,000

LIQUIDITY & SENSITIVITY
Noninterest Bearing/Total Deposits	5	7.64%
Earning Assets/Costing Liabilities	5	116.65%

Percent/Points	100

Departmental Goals – 0%

Performance Plan	0	N/A

Percent/Points	100	100
% Base Salary		10